As filed with the Securities and Exchange Commission on March 22, 2000
                                                Registration No. 333-___________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                  VITRIX, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           NEVADA                                                13-3465289
-------------------------------                              -------------------
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)


              51 West Third Street, Suite 310, Tempe, Arizona 85281
         ------------------------------------------------------------
         (Address of principal executive offices, including Zip Code)


                          1999 Equity Compensation Plan
                          -----------------------------
                            (Full title of the plan)


  Corporation Trust Company of Nevada, 6100 Neil Road, #500, Reno, Nevada 89511
  -----------------------------------------------------------------------------
                    (Name and address of agent for service)


                                (775) 688 - 3000
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                     Proposed       Proposed
  Title of                           Maximum         Maximum
 Securities         Amount           Offering       Aggregate         Amount of
    to be            to be            Price         Offering        Registration
Registered(1)     Registered(2)     Per Unit(3)      Price(3)           Fee
--------------------------------------------------------------------------------
Common Stock       3,000,000          $1.78         $5,340,000        $1,409.76
================================================================================

(1)  The securities to be registered include options to acquire Common Stock.

(2) Pursuant to Rule 416(a), this Registration Statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3) Estimated solely for the purpose of determining the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices for shares of Common Stock as reported on the OTC Bulletin Board on March 17, 2000.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents previously filed with the Securities and Exchange Commission are hereby incorporated by reference herein and shall be deemed a part hereof:

     (a) The Annual Report of Vitrix, Inc. ("Vitrix") on Form 10-KSB for the fiscal year ended June 30, 1999, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (b) The Quarterly Reports of Vitrix for the quarterly periods ended September 30, 1999 and December 31, 1999;

     (c) Definitive Information Statement for the Vitrix 1999 Annual Meeting of Stockholders on October 6, 1999; and

     (d) All other reports filed by Vitrix with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since June 30, 1999.

     All documents filed by Vitrix pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES. Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL. Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Articles of Incorporation and Bylaws provide for the Registrant to indemnify its directors and officers to the fullest extent permitted by Section 78.751 of Nevada General Corporate Law.

     Pursuant to 78.751 of Nevada General Corporate Law, directors, officers and employees of corporations may be indemnified under certain conditions and subject to certain limitations. Under such law, to the extent that such person is successful on the merits in a defense of a suit or proceeding brought against him by reason of the fact that he is or was a director or officer of the Company, or serves or served any other enterprise or organization at the Company, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection with such action. If unsuccessful in defense of a third-party civil suit or a criminal law suit, or if such suit is settled, such person shall be indemnified under such law against both (1) expenses, including attorney's fees, and (2) judgments, fines and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. If unsuccessful in defense of a suit brought by or in the right of the Company, where such suit is settled, such person shall be indemnified under such law only against expenses (including attorneys' fees) actually and reasonably incurred in the defense or settlement of such suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, except that if such person is adjudged to be liable in such a suit for negligence or misconduct in the performance of his duty to the Company, he cannot be made whole even for expenses unless the court determines that he is fully and reasonably entitled to indemnity for such expenses.

     In addition, the Company's Articles of Incorporation provide that no director or officer shall be personally liable to the Corporation or its stockholders for damage for breach for fiduciary duty as a director or officer; provided, however, that this provision shall not limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (ii) for the payment of dividends in violation of Nevada Law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED. None.

ITEM 8. EXHIBITS.

        Exhibit
        Number                      Description
        ------                      -----------

          4         1999 Equity Compensation Plan

          5 The opinion rendered by Squire, Sanders & Dempsey L.L.P., counsel for the Registrant

        23.1 Consent of Squire, Sanders & Dempsey L.L.P. (included in Exhibit 5)

        23.2        Consent of BDO Seidman, LLP

ITEM 9. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being offered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on March 21, 2000.

                               VITRIX, INC.

                               By: /s/ Thomas S. Bednarik
                                   ---------------------------------------------
                                    Thomas S. Bednarik, President and
                                    Chief Executive Officer

                               By: /s/ Craig J. Smith
                                   ---------------------------------------------
                                   Craig J. Smith, Vice President of Finance and Administration, and Chief Financial Officer

                            SPECIAL POWER OF ATTORNEY

     KNOW  ALL  PERSONS  BY  THESE  PRESENTS,   that  each  of  the  undersigned
constitutes and appoints Thomas S. Bednarik and Craig J. Smith, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form S-8 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or each of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                         Title
---------                         -----

/s/ Thomas S. Bednarik            President and Chief Executive Officer
----------------------------
Thomas S. Bednarik

/s/ Craig J. Smith                Vice President of Finance and Administration,
----------------------------      and Chief Financial Officer (Principal
Craig J. Smith                    Financial Officer)

/s/ Todd P. Belfer                Chairman of the Board
----------------------------
Todd P. Belfer

/s/ Michael A. Wolf               Director
----------------------------
Michael A. Wolf

/s/ Bahan Sadegh                  Vice President of Technology, CTO and Director
----------------------------
Bahan Sadegh

/s/ Hamid Shojaee                 Vice President of Research and Development,
----------------------------      Secretary and Director
Hamid Shojaee

/s/ Lise M. Lambert               Director
----------------------------
Lise M. Lambert

/s/ William K. Swartz             Director
----------------------------
William K. Swartz

                                  EXHIBIT INDEX


Exhibit                                               Page or
Number          Description                         Method of Filing
------          -----------                         ----------------

  4     1999 Equity Compensation Plan           Incorporated by reference to
                                                Exhibit 10.7 to the Registrant's
                                                Form 10-KSB for the fiscal year
                                                ended June 30, 1999

  5     Opinion rendered by Squire, Sanders     Filed Herewith
        & Dempsey L.L.P.,  counsel for the
        Registrant

23.1    Consent of Squire, Sanders &
        Dempsey L.L.P.                          See Exhibit 5

23.2    Consent of BDO Seidman, LLP             Filed Herewith